Exhibit 99.2

Deutsche Bank Trust Company Americas

November 3, 2004

AmeriCredit Financial Services, Inc.

801 Cherry Street-Suite 3900

Fort Worth, Texas 76102

Re: Second Amended and Restated Class S Note Purchase Agreement dated as of November 5, 2003

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Class S Note Purchase Agreement, dated as of November 5, 2003 (the "Class S Note Purchase Agreement"; unless otherwise defined herein, terms defined in the Class S Note Purchase Agreement are used herein as therein defined), by and among AmeriCredit Master Trust (the "Issuer"), AmeriCredit Financial Services, Inc., individually ("AFS") and as Servicer and Seller, AmeriCredit Funding Corp. VII, individually ("AFC") and as Seller, the Class S Purchasers from time to time parties thereto, the Agents parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (the "Administrative Agent).

Each Committed Purchaser which is a party to the Class S Note Purchase Agreement hereby agrees, pursuant to subsection 2.2(c) of the Class S Note Purchase Agreement, to extend the Commitment Termination Date under the Class S Note Purchase Agreement to November 2, 2005 and hereby waives receipt of request pursuant to such subsection 2.2(c).

This letter (i) may not be amended or modified except by a written instrument executed by the parties hereto, (ii) shall remain in effect so long as the Agreement shall be in effect, (iii) shall be construed in accordance with and governed by the laws of the State of New York, and (iv) shall be binding on, and inure to the benefits of, the respective successors and assigns of the parties hereto.

Please signify your agreement to and acceptance of the foregoing by executing this letter in the space provided below.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Administrative Agent

By____________________________

Title:

By____________________________

Title:

Agreed to and accepted as

of the date first above written:

AMERICREDIT FINANCIAL SERVICES, INC.

By______________________________

Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

as Committed Purchaser

By______________________________

Title:

By______________________________

Title: